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                                                                   EXHIBIT 23(c)

                   CONSENT OF WILLIAM BLAIR & COMPANY, L.L.C.

                                                                    May 15, 2000

The J. M. Smucker Company
Strawberry Lane
Orrville, OH 44667-0280

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of a newly formed, wholly owned subsidiary of Smucker with and into Smucker, of our opinion letter appearing as Annex C to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references thereto under the captions "SUMMARY - Additional Information - Fairness Opinion of William Blair & Company;" "SPECIAL FACTORS - Background of the Proposed Combination;" "SPECIAL FACTORS - Recommendation of the Smucker Board; Reasons for the Combination;" and "SPECIAL FACTORS - Opinion of Smucker's Financial Advisor." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1993 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          WILLIAM BLAIR & COMPANY, L.L.C.